EXHIBIT 99.1
News Release
TranSwitch Corporation Announces
Third Quarter 2010 Financial Results

SHELTON, CT – October 28, 2010 – TranSwitch Corporation (NASDAQ: TXCC), a leading provider of semiconductor solutions for the converging voice, data and video network, today announced financial results for the third quarter ended September 30, 2010.

Net revenues for the third quarter of 2010 were approximately $12.8 million, as compared to net revenues of $14.1 million for the second quarter of 2010 and $15.2 million for the third quarter of 2009.  GAAP net loss for the third quarter of 2010 was ($1.8) million, or ($0.08) per basic and diluted common share as compared to a net income of $0.5 million, or $0.02 per basic and diluted common share, during the second quarter of 2010 and a net loss of ($1.5) million, or ($0.08) per basic and diluted common share during the third quarter of 2009.

The GAAP gross margin for the third quarter was 56%. This is compared to the Company's GAAP gross margin of 53% for the second quarter of 2010, and 54% for the third quarter of 2009.

Total non-GAAP operating expenses for the third quarter of fiscal 2010 were $6.6 million, as compared to $6.6 million in the second quarter of fiscal 2010 and $8.0 million in the third quarter of 2009. Total GAAP operating expenses for the third quarter of fiscal 2010 were $7.5 million which included expenses of $0.4 million in amortization of purchase price intangibles and $0.5 million in stock-based compensation.

Non-GAAP operating income for the third quarter of fiscal 2010 was $0.6 million, compared to a non-GAAP operating income of $0.9 million for the second quarter of fiscal 2010 and non-GAAP operating income of $0.2 million for the third quarter of 2009.  On a GAAP basis, the operating loss for the third quarter of fiscal 2010 was ($0.4) million, compared to an operating loss of ($0.1) million for the second quarter of fiscal 2010 and an operating loss of ($0.6) million for the third quarter of 2009.

Non-GAAP net loss for the third quarter was ($0.8) million, or ($0.04) per share compared with non-GAAP net income of $1.5 million, or $0.07 per share, for the second quarter of 2010 and a non-GAAP net loss of ($0.7) million, or ($0.04) per share, for the third quarter of 2009.  The non-GAAP net income for the third quarter of 2010 excluded expenses of $0.4 million in amortization of purchase price intangibles and $0.6 million in stock-based compensation.

Further information about non-GAAP measures and reconciliation to the GAAP results is provided after the financial statements attached to this release.

"We experienced weakness in demand related to our telecommunications products in the third quarter,” said Dr. Ali Khatibzadeh, President and Chief Executive Officer of TranSwitch Corporation. “We believe the broad-based slowdown in the telecommunications equipment market will continue into the fourth quarter.”

“Despite the near-term weakness in our telecommunications business, we continue to move forward on our plan to develop new products for introduction in 2011, targeted at high-growth consumer markets,” continued Dr. Khatibzadeh.  “The new products in development leverage our differentiators in high-speed interconnect technology and are expected to create sustainable new growth engines for the company.”

Additional details on TranSwitch’s third quarter 2010 financial results will be discussed during a conference call regarding this announcement today at 5:30 pm Eastern time. To listen to the live call, investors can dial 719-325-4748 and reference confirmation code: 1558041. The call will be recorded and a replay will be available two hours after the conclusion of the live broadcast through November 7, 2010.  To access the replay, dial 719-457-0820 and enter confirmation code: 1558041.  Investors can also access an audio webcast which will be broadcast through Vcall’s Investor Calendar at www.investorcalendar.com or the Company’s website at www.transwitch.com. This audio webcast will also be available on a replay basis for 10 business days.

About TranSwitch Corporation

TranSwitch Corporation designs, develops and markets innovative semiconductors that provide core functionality and complete solutions for voice, data and video communications network equipment. As a leading supplier to telecom, datacom, cable television and wireless markets, TranSwitch customers include the major OEMs that serve the worldwide public network, the Internet, and corporate Wide Area Networks (WANs). TranSwitch devices are inherently flexible, with many incorporating embedded programmable microcontrollers to rapidly meet customers’ new requirements or evolving network standards by modifying a function via software instruction. TranSwitch implements global communications standards in its VLSI solutions and is committed to providing high-quality products and services. TranSwitch, Shelton, CT, is an ISO 9001:2008 registered company. For more information, visit www.transwitch.com.

Forward-looking statements in this release, including statements regarding management's expectations for future financial results and the markets for TranSwitch's products, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements regarding TranSwitch, its operations and its financial results, involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, including without limitation the risks associated with acquiring new businesses; the risk of downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for TranSwitch's products and products developed by TranSwitch's customers; risks relating to TranSwitch's indebtedness; risks of failing to attract and retain key managerial and technical personnel; risks associated with foreign sales and high customer concentration; risks associated with competition and competitive pricing pressures; risks associated with investing in new businesses; risks of dependence on third-party VLSI fabrication facilities; risks related to intellectual property rights and litigation; risks in technology development and commercialization; and other risks detailed in TranSwitch's filings with the Securities and Exchange Commission.

TranSwitch expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in expectations or any change in events, conditions or circumstances on which any such statement is based.

TranSwitch is a registered trademark of TranSwitch Corporation.

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures (Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call or webcast to the most directly comparable financial measure prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The reconciliation for historic non-GAAP measures is provided herein on a quantitative basis and for non-GAAP measures that are forward-looking is provided herein on a qualitative basis.

The non-GAAP measures used in this earnings release and related conference call differ from GAAP in that they exclude expenses related to stock-based compensation, amortization of intangible assets, the effects of special charges such as asset impairments, restructuring charges and benefits and gain on extinguishment of debt. The Company’s basis for these adjustments is described below. Management uses these non-GAAP measures for internal reporting and forecasting purposes. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company’s historical and prospective financial performance.

Management uses these non-GAAP financial measures when evaluating the Company’s operating performance and believes that such measures are useful to investors and financial analysts in assessing the Company’s operating performance due to the following factors:

•
The Company believes that the presentation of non-GAAP measures that adjust for the impact of stock-based compensation expenses, amortization of intangible assets, the effects of special charges such as asset impairments and restructuring charges and benefits and gain on extinguishment of debt provides investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company’s operating results and underlying operational trends.

We do not provide forward-looking GAAP measures or a reconciliation of the forward-looking non-GAAP measures to GAAP measures because of our inability to project special charges, asset impairments, employee separation costs and stock-based compensation related expenses.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. The non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. We endeavor to compensate for the limitations of these non-GAAP measures by providing GAAP financial statements, descriptions of the reconciling items and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures so that investors can appropriately incorporate the non-GAAP measures and their limitations into their analyses. Please see our financial statements and "Management's Discussion and Analysis of Results of Operations and Financial Condition" that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.

For more information contact:

Robert A. Bosi
Chief Financial Officer
Phone: 203.929.8810 ext. 2465

Ted Chung
Vice President Business Development
Phone: 203.929.8810 ext. 2004

TranSwitch Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except for per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net revenues:
Product revenues	$11,017	$13,468	$34,838	$40,053
Service revenues	1,828	1,713	4,890	3,910
Total net revenues	12,845	15,181	39,728	43,963
Cost of revenues:
Cost of product revenues	4,941	5,967	15,500	16,713
Provision for excess and obsolete inventories	96	202	657	450
Cost of service revenues	673	881	2,202	1,807
Total cost of revenues	5,710	7,050	18,359	18,970

Gross profit	7,135	8,131	21,369	24,993
Operating expenses:
Research and development	3,714	4,349	11,422	14,284
Marketing and sales	1,938	2,575	5,670	8,116
General and administrative	1,881	1,722	5,711	5,772
Restructuring (benefit) charge and asset impairments	(4)	119	398	(6,073)
Total operating expenses	7,529	8,765	23,201	22,099

Operating (loss) income (Note 1)	(394)	(634)	(1,832)	2,894
Other (expense) income:
Impairment of investments in non-publicly traded companies	—	—	—	(31)
Other (expense) income	(869)	(477)	101	(682)
Interest income (expense):
Interest income	17	31	54	107
Interest expense	(173)	(206)	(547)	(607)
Interest expense, net	(156)	(175)	(493)	(500)
Total other (expense) income, net	(1,025)	(652)	(392)	(1,213)
(Loss) income before income taxes	(1,419)	(1,286)	(2,224)	1,681
Income tax expense	392	211	557	482
Net (loss) income	$(1,811)	$(1,497)	$(2,781)	$1,199

Basic net (loss) income per common share:	$(0.08)	$(0.08)	$(0.13)	$0.06
Basic average common shares outstanding	23,326	19,953	21,735	19,910

Diluted net (loss) income per common share:	$(0.08)	$(0.08)	$(0.13)	$0.06

Diluted average common shares outstanding	23,326	19,953	21,735	20,276

Note 1: Stock-based compensation expense included in cost of revenues and operating expenses is as follows:
Cost of revenues	$34	$8	$72	$32
Research and development	195	154	607	519
Marketing and sales	101	25	237	106
General and administrative	251	95	678	249

Total	$581	$282	$1,594	$906

TranSwitch Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	September 30, 2010	December 31, 2009

ASSETS
Current assets:
Cash, cash equivalents, restricted cash and short-term investments	$12,324	$5,075
Accounts receivable, net	7,787	11,667
Inventories	2,664	4,183
Prepaid expenses and other current assets	2,520	2,299
Total current assets	25,295	23,224

Property and equipment, net	974	1,268
Goodwill	14,144	14,144
Other assets	10,443	14,320
Total assets	$50,856	$52,956
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$16,443	$19,151
Restructuring liabilities, current portion	1,095	1,775
5.45% Convertible Notes, current portion	5,009	5,004
Total current liabilities	22,547	25,930

Restructuring liabilities	10,317	10,593
5.45% Convertible Notes	—	3,758
Total liabilities	32,864	40,281
Total stockholders’ equity	17,992	12,675

Total liabilities and stockholders’ equity	$50,856	$52,956

TRANSWITCH CORPORATION
Supplemental Reconciliation of GAAP Results to Non-GAAP
(Unaudited)
(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2010	2010	2009	2010	2009
GAAP gross profit	$7,135	$7,476	$8,131	$21,369	$24,993
Add:
Inventory write-up acquired	-	-	-	-	269
Stock-based compensation	34	26	8	72	32
Non-GAAP gross profit	$7,169	$7,502	$8,139	$21,441	$25,294

GAAP gross margin	55.5%	53.1%	53.6%	53.8%	56.9%
Inventory write-up acquired	0.0%	0.0%	0.0%	0.0%	0.6%
Stock-based compensation	0.3%	0.2%	0.1%	0.2%	0.1%
Non-GAAP gross margin	55.8%	53.3%	53.6%	54.0%	57.5%

GAAP research and development expenses	$3,714	$3,636	$4,349	$11,422	$14,284
Less:
Amortization of purchase accounting intangibles	113	113	114	340	346
Stock-based compensation	195	221	154	607	519
Non-GAAP research and development expenses	$3,406	$3,302	$4,081	$10,475	$13,419

GAAP selling, general, and administrative expenses	$3,819	$3,927	$4,297	$11,381	$13,888
Less:
Amortization of purchase accounting intangibles	283	283	283	849	873
Stock-based compensation	352	354	120	915	355
Non-GAAP selling, general, and administrative expenses	$3,184	$3,290	$3,894	$9,617	$12,660

GAAP operating expenses	$7,529	$7,563	$8,765	$23,201	$22,099
Less:
Amortization of purchase accounting intangibles	396	396	397	1,189	1,219
Stock-based compensation	547	575	274	1,522	874
Restructuring (benefits) charges	(4)	-	119	398	(6,073)
Non-GAAP operating expenses	$6,590	$6,592	$7,975	$20,092	$26,079
Non-GAAP operating income (loss)	$579	$910	$164	$1,349	$(785)

GAAP net income (loss)	$(1,811)	$483	$(1,497)	$(2,781)	$1,199
Add:
Amortization of purchase accounting intangibles	396	396	397	1,189	1,219
Stock-based compensation	581	601	282	1,594	906
Inventory write-up acquired	-	-	-	-	269
Restructuring charges (benefits)	(4)	-	119	398	(6,073)
Non-GAAP net income (loss)	$(838)	$1,480	$(699)	$400	$(2,480)

Non-GAAP basic net income (loss) per share	$(0.04)	$0.07	$(0.04)	$0.02	$(0.12)
Baisc shares used to calculate non-GAAP net income (loss) per share	23,326	21,510	19,953	21,735	19,910